Exhibit 4.11

BYLAWS OF

Aon North America, Inc.

Adopted on September 3, 2013

ARTICLE I - STOCKHOLDERS’ MEETINGS

Section 1. ANNUAL MEETING: The annual meeting of the stockholders shall be held at the corporate headquarters of the Company in city of Chicago in the State of Illinois on or before the last business day of the anniversary month of the date of incorporation of each year, beginning in the year following the year of incorporation of the Company, or on such date and at such place and time as the Board of Directors shall determine.

Section 2. SPECIAL MEETINGS: Special meetings of the stockholders may be called at the home office of the Company at any time by resolution of the Board of Directors or by the President or upon written request of stockholders holding at least twenty percent of the outstanding stock entitled to vote.

Section 3. NOTICE OF ANNUAL AND SPECIAL MEETING: Notice of the annual meeting and of every special or adjourned meeting of stockholders, written or printed, shall be prepared and mailed to the last known post office address of each stockholder not less than ten nor more than sixty days before any such meeting.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted unless it is a matter, other than election of Directors, on which the vote of stockholders is expressly required by the provisions of the corporation laws of the state of incorporation of the Company. In the case of a special meeting, the notice of meeting shall specifically state the purpose for which the meeting is called.

Section 4. CONSENT TO MEETINGS AND ACTION: If all the stockholders shall meet any time and place, either within or without the state of incorporation of the Company, and consent to the holding of a meeting such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken. Unless otherwise provided by law, any action required to be taken or any other action which may be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 5. VOTING: At every meeting of the stockholders, each stockholder of the Company entitled to vote at such meeting shall have one vote in person or by proxy for each share of stock having voting rights held by the stockholder and recorded in the name of the stockholder on the books of the Company on the record date fixed by the Board of Directors, or, if no record date is fixed, at the time of such meeting.

Section 6. CUMULATIVE VOTING FOR DIRECTORS: Except as may be required under the laws of the jurisdiction of incorporation, there shall be no cumulative voting for directors.

Section 7. QUORUM: A quorum at any meeting of stockholders shall consist of a majority of the outstanding voting stock of the Company entitled to vote on a matter, represented in person or by proxy. When a quorum is present at any meeting, a majority of the voting stock thereat shall decide any question that may come before the meeting. In the absence of quorum, those present may adjourn the meeting to a future date, but until a quorum is effected, may transact no other business.

Section 8. USE OF CONFERENCE TELEPHONE: One or more stockholders entitled to vote on a matter may participate in a meeting of stockholders by means of conference telephone or any other similar communication equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence of such stockholders at the meeting.

ARTICLE II - DIRECTORS AND DIRECTORS’ MEETINGS

Section 1. MANAGEMENT BY DIRECTORS, COMPENSATION: The business and property of the Company shall be managed by a Board of Directors of not less than one nor more than five Directors, which number shall be set by resolution of the Board of Directors or the stockholders. The Board of Directors shall be elected at the annual meeting of the stockholders for the term of one year and shall serve, subject to removal at any time, until the election and acceptance of their duly qualified successors. The Board of Directors shall hold any regular meetings as often as deemed necessary by the Board of Directors. The Directors shall be paid such fees for their attendance at such meetings of the Board of Directors as may be determined from time to time by the Board.

Section 2. REMOVAL OF DIRECTORS: At any special meeting of the stockholders, duly called as provided in these Bylaws, any Director or Directors may, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of Directors be removed from office, either with or without cause.

Section 3. VACANCIES: Any vacancies caused by an increase in the number of authorized directors, or by the resignation, death, or removal of existing Directors may be filled by action of the Board of Directors or by action of the stockholders. Any Director elected to fill a vacancy shall serve the unexpired term of the vacant position.

Section 4. ANNUAL MEETING: The annual meeting of the Board of Directors shall be held without notice, at the same place and as soon as practical after the adjournment of each annual meeting of the stockholders or any special meeting of stockholders held in lieu of such annual meeting.

Section 5. SPECIAL MEETINGS: Special meetings of the Board of Directors may be held at any time on the call of the President, Secretary or upon the request of any Director, or may be held at any time and place without notice upon unanimous consent of all the members of the Board of Directors, or with the presence and participation of all Directors at such a meeting.

Section 6. CONSENT TO MEETINGS AND ACTION: Any action required to be taken or any action which may be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

Section 7. NOTICES OF MEETINGS: Notice of both regular and special meetings, except when held by unanimous consent or with the presence and participation of all of the Directors, shall be given by oral, telegraphic or written notice by the President, any Director or the Secretary to each Director not less than two days before any such meeting, and notices of special meetings shall state the purpose thereof. No failure or irregularity of notice of any regular meeting shall invalidate such meeting or any proceeding thereat. Directors may waive notice of any meeting in writing, and the presence and participation of a Director at a meeting shall constitute waiver of notice of the meeting by that Director.

Section 8. QUORUM: A majority of the Directors then in office, but in no case less than a majority of the minimum number of Directors specified for the variable range of the Board of Directors, shall constitute a quorum for the transaction of business, and whenever a quorum is present, all acts and decisions taken by a majority of the Directors assembled shall be valid as a corporate act. In case a quorum is not present at any annual, regular or special meeting, the Secretary may adjourn the meeting to another day and shall give written, telegraphic, or oral notice to each Director at least two days before convening such adjourned meeting.

Section 9. COMMITTEES: The Board may appoint such committees, in accordance with applicable law, as it may from time to time require.

Section 10. USE OF CONFERENCE TELEPHONE: One or more directors may participate in a meeting of the Board of Directors or any committee designated by the Board of Directors by means of conference telephone or any other similar communication equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence of the person at the meeting.

ARTICLE III - OFFICERS

Section 1. TITLES: The officers of the Company may consist of a President, a Treasurer and a Secretary. A Chairman, Chief Executive Officer, Chief Operating Officer, one or more Vice Presidents and one or more Principals and such other additional officers and titles and assistant officers and titles may be determined by resolution of the Board of Directors or in such manner as may be determined by resolution of the Board of Directors from time to time. Unless otherwise prohibited by law, the position of any two offices may be held by the same person.

Section 2. ELECTION AND TERM: The officers of the Company shall be elected or appointed by resolution of the Board of Directors or by such persons and in such manner as may be determined by resolution of the Board of Directors from time to time, to serve in accordance with and subject to such resolution and these Bylaws, and to serve until their successors are elected and qualify or until their earlier resignation or removal. If the office of President, Treasurer or Secretary is vacated at any time, such office shall be filled as soon as reasonably practicable. If any other office is vacated during the year, such office may be filled or allowed to remain vacant.

Section 3. REMOVAL: The officers of the Company may be removed, with or without cause, by resolution of the Board of Directors or by such persons and in such manner as may be determined by resolution of the Board of Directors from time to time.

Section 4. CHAIRMAN: The Chairman shall be subject to the control and direction of the Board of Directors and shall have general authority over all affairs of the Company and all those powers usually pertaining to the office of Chairman. The Chairman shall keep the Board of Directors fully informed about, and shall freely consult with them concerning, the business and affairs of the Company.

Section 5. CHIEF EXECUTIVE OFFICER: The Chief Executive Officer shall be subject to the control and direction of the Chairman and the Board of Directors and shall have general authority over all affairs of the Company and shall have all those powers usually pertaining to the office of Chief Executive Officer.

Section 6. PRESIDENT: The President shall be subject to the control and direction of the Board of Directors and the Chief Executive Officer, shall have general supervision over the operations of the Company and shall have all those powers usually pertaining to the office of President.

Section 7. CHIEF OPERATING OFFICER: The Chief Operating Officer shall be subject to the control and direction of the President, and subject to such control and direction shall have such duties and responsibilities over the operations of the Company as may be delegated by the Board of Directors and the President.

Section 8. VICE PRESIDENT: Each Vice President shall have such powers and shall perform such duties as may be assigned by the Board of Directors and the President.

Section 9. PRINCIPAL: Each Principal shall have such powers and shall perform such duties as may be assigned by the President.

Section 10. SECRETARY: The Secretary shall issue notices for all meetings of the stockholders and Directors, shall keep their minutes and shall have charge and custody of the minutes, corporate books and the seal of the Company. The Secretary shall sign instruments with such other officers as shall require such signature and shall make such reports and perform such other duties as are incident to the office or as properly required by the Board of Directors. At the direction of or with the approval of the Secretary, or in the absence or incapacitation of the Secretary, any Assistant Secretary shall act in the stead of the Secretary.

Section 11. TREASURER: The Treasurer shall have the custody of all funds and securities of the Company and shall supervise the keeping of all necessary books of account. The Treasurer shall sign or countersign such instruments as require such signature, shall perform all duties incident to the office or that are properly required by the Board of Directors.

Section 12. BONDS: The Board of Directors may, by resolution, require any or all officers, agent or employees of the Company to give bond to the Company with sufficient sureties, conditioned on the faithful performance of the duties of their respective office or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

Section 13. RESIGNATIONS: Any officer may resign at any time by giving notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time (not exceeding 30 days) specified. The acceptance of such resignation shall not be necessary to effect the resignation. Notwithstanding any other provision of these bylaws, an officer shall be deemed to have resigned if the responsibilities of such officer have been terminated by an authorized representative of the Company.

Section 14. COMPLIANCE WITH STATE LAWS: Notwithstanding any provision contained in these Bylaws, all authority granted by these Bylaws shall be exercised only in accordance with the statutes, rules and regulations of the state of incorporation of the Company.

ARTICLE IV - STOCK

Section 1. SHARES: The shares of the Company shall be represented by certificates or, if determined by resolution of the Board of Directors, some or all of any or all classes and series of the shares of the Company shall be uncertificated. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Except as otherwise expressly provided for by law, uncertificated shares shall have identical rights and obligations of certificated shares of the same class and series. All shares shall be fully paid and non-assessable.

Section 2. CERTIFICATES OF STOCK: Notwithstanding any resolution of the Board of Directors that shares will be uncertificated, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares shall be entitled to have a certificate signed by or in the name of the corporation by the president or vice-president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all such signatures may be facsimiles.

Section 3. ISSUANCE OF SHARES; RECORDKEEPING: Certificates of stock shall be issued in numerical order to each stockholder requesting certificated shares and whose shares have been paid in full. Uncertificated shares shall be recorded at the time the shares have been paid in full. A record shall be kept of all shares issued and the name of the legal owner of all shares. A record shall be kept of the name of the beneficial owner of all shares if such information is properly communicated to the Company. There shall be no obligation for the Company to seek information regarding beneficial ownership. Within a reasonable time after the issuance of uncertificated shares, the Company shall provide to the registered owner thereof of all information required to be set forth on certificated shares.

Section 4. TRANSFER OF SHARES: Transfer of certificated shares shall be made only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by a duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued or a record for uncertificated shares shall be made. Transfer of uncertificated shares shall be made only upon notice to the Company by the record holder thereof or by a duly authorized agent, transferee or legal representative. Within a reasonable time after the transfer of uncertificated shares, the Company shall provide to the registered owner thereof of all information required to be set forth on certificated shares.

Section 5. LOST CERTIFICATES: The Board of Directors may authorize the issuance of a new certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the company a bond in such sum as it may direct in order to indemnify the Company against loss from any claim with respect to the certificate claimed to have been lost or destroyed. The Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE V - DIVIDENDS AND FINANCE

Section 1. DIVIDENDS DECLARED: The Board of Directors shall, at the annual meeting or at such other time as they deem advisable, declare and order to be paid such dividends on the stock of the Company as in their judgment should be paid in accordance with applicable law.

Section 2. BANK DEPOSITS: The moneys of the Company shall be deposited in banks in accordance with such resolutions as the Board of Directors may adopt and approve from time to time, and the moneys shall not be deposited without Board direction and approval.

Section 3. FISCAL YEAR: Unless otherwise ordered by the Board of Directors, the fiscal year of the Company shall be from January 1 through December 31 of each year.

ARTICLE VI - CORPORATE SEAL

Section 1. FORM OF CORPORATE SEAL: The corporate seal of the Company shall consist of one or more concentric circles, the outer edge of which shall carry the legal name of the Company and the name of the state of incorporation of the Company.

ARTICLE VII - AMENDMENTS

Section 1. AMENDMENT OF BYLAWS: Except as otherwise provided herein or in the laws of the state of incorporation of the Company, these Bylaws may be amended or repealed and new Bylaws may be adopted the Board of Directors or by the stockholders.

End of Bylaws